                                                                   EXHIBIT 10.10

                                                                  CONFORMED COPY



                            SPONSOR DIRECT AGREEMENT


                                     between


                          UNION TEXAS PETROLEUM LIMITED
                                   as sponsor


                          UNION TEXAS BRITANNIA LIMITED
                                   as borrower


                                       and



                          NATIONSBANK, N.A. (CAROLINAS)
                                as facility agent



                                 Clifford Chance
                                     London

                                    CONTENTS

                                     PART 1

                                 INTERPRETATION

         1.       INTERPRETATION ..........................................      2

                                     PART 2

                                REPRESENTATIONS

         2.       REPRESENTATIONS .........................................      3

                                     PART 3

                               DIRECT OBLIGATIONS

         3.       BENEFICIAL OWNERSHIP OF THE BORROWER ....................      5
         4.       UTPL AGREEMENTS .........................................      5
         5.       DIVIDENDS, DISTRIBUTIONS AND SUBORDINATED INDEBTEDNESS...      5
         6.       INSURANCE DISPUTES ......................................      6

                                     PART 4

                           SUBORDINATED INDEBTEDNESS

         7.       SUBORDINATION ...........................................      7

                                     PART 5

                                 MISCELLANEOUS

         8.       LIMITATION OF LIABILITY .................................      9
         9.       TAX  ....................................................      9
         10.      ENFORCEABILITY  .........................................     10
         11.      PAYMENTS  ...............................................     10
         12.      BENEFIT OF AGREEMENT  ...................................     10
         13.      ASSIGNMENTS AND TRANSFERS BY THE
                  SPONSOR AND THE BORROWER ................................     10
         14.      ASSIGNMENTS AND TRANSFERS BY THE FACILITY AGENT  ........     10
         15.      REMEDIES AND WAIVERS ....................................     11
         16.      PARTIAL INVALIDITY ......................................     11
         17.      NOTICES  ................................................     11
         18.      COUNTERPARTS  ...........................................     12

                                     PART 6

                                      LAW

         19.      LAW  ...................................................     13
         20.      JURISDICTION  ..........................................     13

THIS AGREEMENT is made the 26 day of May, 1995

BETWEEN

(1) UNION TEXAS PETROLEUM LIMITED a company incorporated in England and Wales with company registration number 708552, (the "SPONSOR");

(2) UNION TEXAS BRITANNIA LIMITED a company incorporated in England and Wales with company registration number 2894635, (the "BORROWER"); and

(3)  NATIONSBANK, N.A. (CAROLINAS) (the "FACILITY AGENT").

WHEREAS:

(A) By a facility agreement (the "FACILITY AGREEMENT") of even date herewith between (1) the Borrower, (2) Chemical Bank as arranger, (3) NationsBank, N.A. (Carolinas) and National Westminster Bank Plc as co-arrangers, (4) NationsBank, N.A. (Carolinas) as facility agent, (5) NationsBank, N.A. (Carolinas) and Chemical Bank as technical agents, (6) National Westminster Bank Plc as funding agent, (7) National Westminster Bank Plc as account bank and (8) the financial institutions named therein as banks (the "BANKS") and as hedge counterparties, the Banks have agreed, upon the terms and subject to the conditions thereof, to make available to the Borrower a credit facility up to the maximum principal amount of pound sterling 150,000,000.

(B) By the Facility Agreement, the Facility Agent has agreed, upon the terms and subject to the conditions thereof, to act as trustee and to hold, inter alia, the benefit of the obligations undertakings and provisions assumed or expressed to be assumed and granted by the Sponsor and/or the Borrower by or pursuant to the terms and conditions of this Agreement on trust for the Beneficiaries (as defined in the Facility Agreement).

(C) The Sponsor and the Borrower have each agreed to assume the obligations and undertakings and grant the provisions in favour of the Facility Agent for the benefit of such Beneficiaries set out herein.

(D) It is a condition to the making of any advance under the Facility Agreement that the Sponsor and the Borrower enter into this Agreement.

NOW IT IS HEREBY AGREED as follows:

                                    PART I

                                INTERPRETATION

1.   INTERPRETATION

1.1 Terms defined or construed in the Facility Agreement shall, unless otherwise defined or construed herein, bear the same meaning or construction herein.

1.2  In this Agreement:

"INDEPENDENT LOSS ADJUSTER" means such independent loss adjuster selected by the Sponsor from a list of not fewer than three alternatives suggested by the Facility Agent each of which shall have appropriate experience in the context of the settlement of claims in respect of physical loss or damage in North Sea Petroleum developments and shall be able to determine any dispute referred to him in accordance with Clause 6 without having any interest in the outcome of such dispute; and

"SUBORDINATED INDEBTEDNESS" means Subordinated Debt and any amount payable to the Sponsor under the Administrative Services Agreement.

1.3 A reference in this Agreement to a "CLAUSE" or "PART" shall, subject to any contrary indication, be construed as a reference to a clause, or part, as the case may be, hereof.

1.4  "POUND" and "STERLING" denote lawful currency of the United Kingdom.

1.5  Save where the contrary is indicated, any reference in this Agreement to:

     (i) this Agreement, a Project Agreement, a Financing Agreement, licence, permission, or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such Project Agreement, Financing Agreement, licence, permission or other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

     (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

     (iii) a time of day shall be construed as a reference to London time.

1.6  Clause and Part headings are for ease of reference only.

                                     PART 2

                                REPRESENTATIONS

2.  REPRESENTATIONS

2.1 The Sponsor represents that, save as expressly stated in the reservations to the legal opinion referred to in paragraph 15 of Part 1 of the Third Schedule to the Facility Agreement:

     (i) it is a company duly incorporated under the laws of England with power to enter into each of the UTPL Agreements and to perform its obligations thereunder and all corporate and other action required to authorise its execution of each such UTPL Agreement and its performance of its obligations thereunder has been duly taken;

     (ii) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into and perform and comply with the obligations expressed to be assumed by it in each of the UTPL Agreements, (b) to ensure that the obligations expressed to be assumed by it in each such UTPL Agreement to which it is expressed to be a party are legal, valid and binding and (c) to make each such UTPL Agreement admissible in evidence in England have been done, fulfilled and performed;

     (iii) under the laws of England in force at the date hereof, the claims of each of the Beneficiaries against the Sponsor under each of the UTPL Agreements will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application;

     (iv) it is not necessary that any of the UTPL Agreements be filed, recorded or enrolled with any court or other authority in England or that any stamp, registration or similar tax be paid on or in relation to any such agreement; and

     (v) the obligations expressed to be assumed by it in each of the UTPL Agreements are legal and valid obligations binding on it in accordance with the terms thereof.

2.2  The Sponsor further represents that:

     (i) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Sponsor for its winding-up, dissolution, administration or re-organisation (other than a solvent amalgamation or reorganisation) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

     (ii) it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which has had, or might reasonably be expected to have, a material adverse effect on the Sponsor's ability to meet or perform the obligations expressed to be assumed by it pursuant to any UTPL Agreement;

     (iii) no action or administrative proceeding of or before any court or agency which has had, or might reasonably be expected to have, a material adverse effect on the Sponsor's ability to meet or perform the obligations expressed to be assumed by it pursuant to any UTPL Agreement to which it is expressed to be a party has been started or (to the best of the Sponsor's knowledge and belief) threatened against the Sponsor;

     (iv) the execution of any of the UTPL Agreements to which it is expressed to be a party and the performance of its obligations thereunder do not and will not:

           (1) conflict with any agreement, mortgage, bond or other instrument or treaty to which the Sponsor is a party or which is binding upon the Sponsor or any of the assets of the Sponsor;

           (2) conflict with the Memorandum and Articles of Association of the Sponsor; or

           (3) conflict with any applicable law, regulation or official or judicial order which judicial order is binding upon the Sponsor; and

     (v) the Sponsor directly or indirectly beneficially owns one hundred per cent. of the issued share capital of the Borrower.

2.3 The representations contained in this Clause 2 shall be deemed to be repeated by the Sponsor on the making of each Advance by reference to the facts and circumstances then existing.

                                     PART 3

                               DIRECT OBLIGATIONS

3.   BENEFICIAL OWNERSHIP OF THE BORROWER


The Sponsor undertakes and covenants to the Facility Agent for the benefit of the Beneficiaries that, unless an Instructing Group has otherwise consented in writing:

     (i) the Sponsor will at all times directly or indirectly maintain beneficial ownership of one hundred per cent. of the equity share capital of the Borrower; and

     (ii) the Sponsor will not create or permit to subsist any encumbrance over all or any part of its beneficial interest in the equity share capital of the Borrower and any rights attaching thereto.

4.   UTPL AGREEMENTS

4.1 The Sponsor undertakes and covenants to the Facility Agent for the benefit of the Beneficiaries that unless an Instructing Group has otherwise consented in writing:

     (i) it will duly observe and perform all of the obligations expressed to be assumed by it in favour of the Borrower under or pursuant to the UTPL Agreements and if the Sponsor at any time fails to observe or perform any of its obligations under any of the UTPL Agreements the Sponsor shall, forthwith upon demand by the Facility Agent, pay to the Borrower, by crediting the same to the Proceeds Account, by way of liquidated damages a sum equal to the amount (if any) which the Borrower would have received from the Sponsor if the Sponsor had not so failed to comply with any of such obligations; and

     (ii) it will not amend, vary, waive, supplement, novate, cancel or terminate any of the UTPL Agreements nor permit the same.

4.2 The parties hereto agree that the Facility Agent (acting on the instructions of an Instructing Group) may terminate the appointment of the Sponsor under the Administrative Services Agreement upon, or at any time after, the occurrence of any Event of Default (unless such Event of Default has been waived or remedied and no Events of Default are continuing or outstanding).

4.3 It is hereby agreed that any sum payable pursuant to Clause 4.1(i) is payable by way of liquidated damages and represents a genuine pre-estimate of losses and not a penalty.

5.   DIVIDENDS, DISTRIBUTIONS AND SUBORDINATED INDEBTEDNESS

The Sponsor agrees with the Facility Agent that unless an Instructing Group has otherwise consented in writing it will ensure that the Borrower does not pay, make or declare any dividend or other distribution to it (or to UTPH or any subsidiary of UTPH), make any intra-group Loan to the Sponsor, make any payment under the Administrative Services Agreement or make any repayment or payment of principal, interest or any other amounts in respect of Subordinated Debt other than in accordance with, and subject to the terms of, Clause 34 of the Facility Agreement.

6.   INSURANCE DISPUTES

6.1 Promptly after any event occurs in respect of which the Sponsor is obliged to pay an amount pursuant to Clause 5.5 of the Sponsor Support Agreement, the Sponsor and the Facility Agent shall negotiate in good faith to try to agree the amount then payable by the Sponsor under such Clause 5.5. If after 21 days after the occurrence of such event no agreement has been reached then the matter or matters in dispute in respect thereof shall be referred by the Facility Agent to, and determined by, an Independent Loss Adjuster.

6.2  The Independent Loss Adjuster shall be appointed on terms that:

     (i)   he shall act as an expert and not an arbitrator;

     (ii) he shall be required to make a determination on the matter or matters in dispute within thirty days of the same being referred to him or such longer period as the Facility Agent and the Sponsor may agree is necessary and, without prejudice to the provisions of paragraph (i) above, to state, in reasonable detail, his grounds for his determination; and

     (iii) such determination shall be made taking into account:

           (a) that the amount to be determined represents an amount which would have been payable by underwriters in the worldwide insurance markets for energy risks in respect of a claim under a Construction All Risks insurance policy which conforms with the requirements of Part 9 of the Facility Agreement, Part 2 of the Eighth Schedule of the Facility Agreement and the Assignment of Insurances;

           (b) that any other terms applicable to such insurance would be commercial terms customary within the worldwide insurance markets for energy risks for similar policies to that specified in Part 2 of the Eighth Schedule to the Facility Agreement; and

           (c) (to the extent that the Independent Loss Adjuster considers them to be relevant) the submissions of the Sponsor, the Borrower, the Facility Agent and the Banks and such other information as he may reasonably consider appropriate.

                                     PART 4

                           SUBORDINATED INDEBTEDNESS


7.   SUBORDINATION

7.1 Subject to Clause 7.5 the Sponsor hereby covenants with the Facility Agent that, save as an Instructing Group may otherwise agree, the Sponsor shall not and shall not be entitled to, at any time prior to the Discharge Date:

     (i) except as permitted under Clause 34 of the Facility Agreement, demand or receive any payment in respect of any Subordinated Indebtedness (whether of principal, interest thereon or otherwise);

     (ii) assign, agree to assign or purport to assign any rights which it may have against the Borrower in respect of any Subordinated Indebtedness unless the assignee has entered into covenants with the Facility Agent on the same terms, mutatis mutandis, as are set out in this
           Part 4;

     (iii) create or permit to subsist any encumbrance in respect of any Subordinated Indebtedness unless the encumbrancer has entered into covenants with the Facility Agent on the same terms, mutatis mutandis, as are set out in this Part 4;

     (iv) demand the creation of, or receive the benefit of any encumbrance over or any guarantee or indemnity in respect of any Subordinated Indebtedness;

     (v)   commence any proceedings against the Borrower;

     (vi) except as permitted under Clause 34 of the Facility Agreement, take any action to collect any of the Subordinated Indebtedness (including, without limitation, the exercise of any right of set-off, counterclaim or lien);

     (vii) take any action or steps with a view to or otherwise in connection with the winding-up, dissolution, receivership or administration of the Borrower; or

     (viii) otherwise take or omit to take any action whereby the subordination intended by this Agreement may be impaired.

7.2 Subject to Clause 7.5 the Borrower hereby covenants with the Facility Agent that, save as an Instructing Group may otherwise agree, it shall not be entitled to, and shall not, at any time prior to the Discharge Date:

     (i) make any payment or repayment of or in respect of any Subordinated Indebtedness; or

     (ii) otherwise take or omit to take any action whereby the subordination intended by this Agreement may be impaired.

7.3 The Sponsor hereby covenants with the Facility Agent and the Borrower that, subject to Clause 7.4:

     (i) in the event of it receiving any payment or any other benefit on account of Subordinated Indebtedness in breach of Clause 7.1 it shall forthwith notify the Facility Agent of the receipt and forthwith repay or return any sums or other benefits which shall have been received by it in consequence of such breach to the Borrower; and

     (ii) in the event of any Subordinated Indebtedness being discharged by set-off in breach of Clause 7.1, it shall forthwith notify the Facility Agent of the discharge and repay forthwith an amount equal to the amount of the discharge to the Borrower.

7.4  If,

     (i) but for this Clause 7.4, any amount, benefit or distribution would fall to be repaid or returned to the Borrower pursuant to Clause 7.3 at any time after an Event of Default has occurred; or

     (ii) on a winding-up, dissolution, receivership or administration of the Borrower, a distribution of the Borrower's assets by any liquidator, receiver or similar officer of the Borrower or any other person (whether in cash, property or securities) being made to the Sponsor in respect of its claims in respect of any Subordinated Indebtedness prior to all amounts owing to the Beneficiaries being paid in full in accordance with the terms of the Financing Agreements (and for this purpose any dividends or payments received by any Beneficiary shall only be taken to discharge the same to the extent of the actual amount received), the Sponsor will forthwith notify the Facility Agent of the receipt and forthwith pay to the Facility Agent any sum so received by it from the Borrower or, as the case may be, the liquidator, receiver or similar officer of the Borrower or other person and until such payment the Sponsor will hold such sum on trust for the Facility Agent, and any such sums so paid to, or held on trust for, the Facility Agent shall be applied, or pending application held, by the Facility Agent in accordance with the provisions of the Facility Agreement.

7.5 Notwithstanding the foregoing provisions of this Clause 7, the Borrower shall be entitled to make, and the Sponsor shall be entitled to receive and retain payments in reimbursement of or in satisfaction of any indebtedness incurred by way of Subordinated Indebtedness Provided that such payment is made in accordance with Clause 34 of the Facility Agreement and Clause 5 of this Agreement.

7.6 Nothing in this Clause 7 is intended to, nor shall it, constitute or create an encumbrance over any revenues or assets of the Sponsor or the Borrower.

                                     PART 5

                                 MISCELLANEOUS

8.   LIMITATION OF LIABILITY

8.1 Notwithstanding any provision to the contrary which is contained in any of the Financing Agreements, neither UTPH nor any of its shareholders, subsidiaries, officers or directors (other than the Borrower in respect of its obligations under the Financing Agreements to which it is party, and the Sponsor in connection with its obligations under the UTPL Agreements) shall be personally liable to any Beneficiary:

     (i) for the payment or repayment of any moneys outstanding under the Financing Agreements; or

     (ii) in any claim for damages or compensation by the Beneficiaries or any of them on the grounds of an Event of Default, or any other breach or default of any Financing Agreement, or any representation or warranty contained in any Financing Agreement not being true and correct.

8.2 The liability of the Sponsor under the UTPL Agreements is limited as follows:

     (i) if the Sponsor breaches any of its obligations or undertakings set forth in any of the UTPL Agreements, the Sponsor's liability in respect thereof shall be limited to specific enforcement of such obligation, recovery of amounts due in respect of any payment liability or, subject to Clause 4.1(i), recovery of actual, direct damages resulting therefrom (and expressly excluding any consequential damages resulting therefrom) by (a) the Borrower in the case of the Sponsor Support Agreement and the Administrative Services Agreement (or by the Beneficiaries but only after enforcement of the security constituted in respect thereof under the Debenture) and (b) the Beneficiaries in the case of this Agreement; and

     (ii) nothing in any of the UTPL Agreements shall be construed as a guarantee of, or to otherwise oblige the Sponsor to make, any payment of any principal, interest, fee or other amount owing by the Borrower under any of the Financing Agreements.

8.3 The obligations and liabilities of the Sponsor, the Borrower and the Beneficiaries under this Agreement shall cease on the Discharge Date.

9.   TAX

9.1 The Borrower and the Sponsor each undertake and covenant to the Facility Agent for the benefit of the Beneficiaries that the Borrower will not, and the Sponsor shall ensure that the Borrower will not, without the prior written consent of the Facility Agent (acting on the instructions of an Instructing Group) and whether to the Sponsor or to any other person, agree to surrender or dispose of, nor surrender or dispose of, any credit, losses, allowances, concessions, discharges or other relief available to it in respect of tax (being, in this Clause 9.1, a "SURRENDER OF RELIEF") otherwise than in connection with any settlement with the Inland Revenue or pursuant to the terms of Clause 4 of the Sponsor Support Agreement.

9.2 All payments to be made by the Sponsor to the Borrower or the Facility Agent under or pursuant to this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Sponsor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Sponsor in respect of which such deduction or withholding is required to be made shall, subject to Clause 12.4 and 12.5 of the Facility Agreement, be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Borrower or the Facility Agent, as the case may be, receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding have been made or required to be made and the Sponsor undertakes and covenants to the Facility Agent for the benefit of the Beneficiaries to make all such payments.

10.  ENFORCEABILITY

Save where expressly stated to the contrary, any representation, undertaking, covenant or other provision given by the Sponsor or the Borrower hereunder in favour of the Facility Agent (whether expressed to be in favour of the Agent on behalf of the Beneficiaries or otherwise) shall be deemed to be given in favour of the Facility Agent as agent and trustee for the Beneficiaries (as trustee pursuant to the trusts constituted in Part 14 of the Facility Agreement) and, subject to the provisions of the Facility Agreement, shall be enforceable by the Facility Agent or by the Beneficiaries or any of them.

11.  PAYMENTS

Save as may be expressly permitted in any UTPL Agreement, all payments required to be made by either of the Sponsor or the Borrower to any other person under any of the UTPL Agreements shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

12.  BENEFIT OF AGREEMENT

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

13.  ASSIGNMENTS AND TRANSFERS BY THE SPONSOR AND THE BORROWER

Save for any assignment made by the Borrower by or pursuant to any of the Security Documents, neither the Sponsor nor the Borrower shall be entitled to assign or transfer all or any of its rights, benefits and obligations under any of the UTPL Agreements.

14.  ASSIGNMENTS AND TRANSFERS BY THE FACILITY AGENT

The Facility Agent shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder in accordance with Part 14 of the Facility Agreement.

15.  REMEDIES AND WAIVERS

No failure on the part of the Facility Agent or any of the Beneficiaries to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

16.  PARTIAL INVALIDITY

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

17.  NOTICES

17.1 Each communication to be made hereunder shall be made in writing but unless otherwise stated, may be made in writing by facsimile, telex, Society for Worldwide Interbank Financial Communications ("SWIFT") (if available) or letter.

17.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has specified another address by written notice to the Facility Agent fifteen days prior to the date of the communication) be made or delivered to that other person at the address, telex or facsimile number identified with its signature set out below (in the case of the Sponsor) or set out in the signature pages of the Facility Agreement (in the case of the Facility Agent or the Borrower) and shall be deemed to have been made or delivered (a) if sent by telex or facsimile at the time of despatch (if despatched between 9.00 a.m. and 5.00 p.m. (local time in the place to which it is sent) on a working day in that place, when sent, or if sent by telex or facsimile at any other time, at 9.00 a.m. (local time in the place to which it is sent) on the next working day in that place), provided that in the case of facsimile the person sending the facsimile shall have received a transmission receipt and a hard copy of such facsimile shall be sent on the same day to the party to whom such notice was sent (but failure to send or receive any such hard copy shall not prejudice any such deemed making or delivery), (b) in the case of communications by SWIFT, when despatched and an acknowledgement of receipt by SWIFT received, (c) if sent by recorded delivery, at the recorded time of delivery or (d) in the case of any other communication made by letter, when left at that address or (as the case may be) five days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Facility Agent shall be effective only when received by the Facility Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature to the Facility Agreement (or such other department or officer as the Facility Agent shall from time to time specify for this purpose).

17.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof. In the event of dispute, the English language version shall prevail.

18.  COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

                                     PART 6

                                      LAW


19.  LAW

This Agreement shall be governed by, and shall be construed in accordance with, English law.

20.  JURISDICTION

20.1 Each of the parties agrees for the benefit of each of the Beneficiaries that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

20.2 Each of the parties irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 20.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

20.3 The submission to the jurisdiction of the courts referred to in Clause 20.1 shall not (and shall not be construed so as to) limit the right of any of the parties hereto to take proceedings against the other parties in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

THE SPONSOR

UNION TEXAS PETROLEUM LIMITED

By:              R.A. HALSON

Address:                  5th Floor
                          Bowater House
                          68/114 Knightsbridge
                          London  SW1X 7LR

Telex:                    22160

Facsimile:                0171 584 7785



THE BORROWER

UNION TEXAS BRITANNIA LIMITED

By:              R.A. HALSON




THE FACILITY AGENT

NATIONSBANK, N.A. (CAROLINAS)

By:              ASAD ZAFAR